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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-22155) of our report, which includes an explanatory paragraph regarding the October 30, 1996 change in controlling ownership, dated February 20, 1997, on our audit of the fiscal year 1996 financial statements of The William Carter Company. We also consent to the reference to our firm under the caption "Experts."



Stamford, Connecticut                              /s/ Coopers & Lybrand, L.L.P.



March 28, 1997